    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 13, 2001

                                                      REGISTRATION NO. _________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                              WITNESS SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                  23-2518693
(State or Other Jurisdiction of                   (I.R.S. Employer
 Incorporation or Organization)                Identification Number)

                           300 COLONIAL CENTER PARKWAY
                             ROSWELL, GEORGIA 30076
          (Address of Principal Executive Offices, Including Zip Code)

                         ------------------------------

         WITNESS SYSTEMS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                         ------------------------------

                              LOREN B. WIMPFHEIMER
                  SENIOR VICE PRESIDENT, STRATEGIC DEVELOPMENT
                              WITNESS SYSTEMS, INC.
                           300 COLONIAL CENTER PARKWAY
                             ROSWELL, GEORGIA 30076
                                 (770) 754-1900
                (Name and Address and Telephone Number, Including
                       Area Code, of Agent for Service.)

                        --------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                                 Proposed Maximum     Proposed Maximum
          Title of Securities                Amount to be         Offering Price     Aggregate Offering        Amount of
            to be Registered                Registered (1)          Per Share             Price (2)       Registration Fee (3)
     -----------------------------          --------------       ----------------    ------------------   --------------------
     Common Stock, $0.01 par value             5,884,525              $10.03             $56,453,997            $14,115
               per share

---------------
(1) Represents an additional 5,884,525 shares of our common stock reserved for issuance under the Witness Systems, Inc. Amended and Restated Stock Incentive Plan, as amended.

(2) The proposed maximum aggregate offering price of the common stock offered hereunder is based on (i) 944,040 shares subject to options granted under the Witness Systems, Inc. Amended and Restated Stock Incentive Plan, as amended at a weighted average exercise price of $7.31 per share; and (ii) 4,940,485 shares not subject to outstanding but reserved for issuance under the Witness Systems, Inc. Amended and Restated Stock Incentive Plan, as amended at an assumed exercised price of $10.03 per share

(3) Estimated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of (i) the weighted average exercise price of $7.31 as described in Note 2 above and (ii) the average of the high and low sales price of our common stock on August 9, 2001.

          INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

         Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed on Form S-8 (Commission File No. 333-33250) on March 24, 2000, by Witness Systems, Inc. (the "Company") are incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of the Company as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by
Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) Annual Report on Form 10-K filed March 29, 2001 for the year ended December 31, 2000;

         (b) Quarterly Report on Form 10-Q filed August 13, 2001 for the quarter ended June 30, 2001;

         (c) Quarterly Report on Form 10-Q filed May 15, 2001 for the quarter ended March 31, 2001; and

         (d) Definitive Proxy Statement on Form 14A for the 2000 Annual Meeting of Stockholders filed April 24, 2001.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of Common Stock offered hereby shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

         The Company hereby undertakes to provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Investor Relations Department, Witness Systems, Inc., 300 Colonial Center Parkway, Roswell, Georgia 30076, telephone number (770) 754-1900.

ITEM 8.  EXHIBITS.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

              Exhibit No.                                              Description
              -----------                                              -----------
                  3.1                 The Company's Fifth Amended and Restated Certificate of Incorporation.

                  3.2                 The Company's Amended and Restated Bylaws (incorporated by reference to
                                      Exhibit 3.3 to the Company's Form 10-K, filed with the Commission on March 24,
                                      2000, Commission File Number 000-29335).

                  5.1                 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  10.1                Witness Systems, Inc. Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission File Number 000-29335).

                  10.2                Witness Systems, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission File Number 000-29335).

                  10.3                Amendment No. 1 to Witness Systems, Inc. Amended and Restated Stock Incentive
                                      Plan.

                  23.1                Independent Auditors' Consent and report on the financial statement schedule of
                                      KPMG LLP.

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).

                  24.1                Powers of Attorney (included on signature page).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roswell, State of Georgia, on this 13th day of August, 2001.



                                 Witness Systems, Inc.



                                 By: /s/ David B. Gould
                                    --------------------------------------------
                                 DAVID B. GOULD
                                 Chairman, President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints David B. Gould and/or Jon W. Ezrine, jointly and severally, as his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement relating to the registration of shares of common stock on Form S-8 and to sign any and all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, could lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            /s/ David B. Gould                       Chairman of the Board,            August 13, 2001
           -----------------------                   President and Chief
               David B. Gould                        Executive Officer



            /s/ Jon W. Ezrine                        Chief Financial Officer           August 13, 2001
           -----------------------                   (Principal Financial and
                Jon W. Ezrine                        Accounting Officer)



            /s/ Thomas J. Crotty                     Director                          August 13, 2001
           -----------------------
               Thomas J. Crotty



            /s/ Joel G. Katz                         Director                          August 13, 2001
           -----------------------
                Joel G. Katz



            /s/ Peter Sinisgalli                     Director                          August 13, 2001
           -----------------------
               Peter Sinisgalli

                                  EXHIBIT INDEX

                    EXHIBITS INCORPORATED HEREIN BY REFERENCE

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

         Designation of Exhibit                                   Description of Exhibit
         ----------------------                                   ----------------------
                  3.1                 The Company's Fifth Amended and Restated Certificate of Incorporation.

                  3.2                 The Company's Amended and Restated Bylaws (incorporated by reference to Exhibit
                                      3.3 to the Company's Form 10-K, filed with the Commission on March 24, 2000,
                                      Commission File Number 000-29335).

                  5.1                 Opinion of Morris, Manning & Martin, L.L.P., as to the legality of the securities being registered.

                  10.1                Witness Systems, Inc. Amended and Restated Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Form 10-K, filed with the Commission on
                                      March 24, 2000, Commission File Number 000-39335).

                  10.2                Witness Systems, Inc. Employee Stock Purchase Plan (incorporated by reference to
                                      Exhibit 10.6 to the Company's Form 10-K, filed with the Commission on March 24,
                                      2000, Commission File Number 000-29335).

                  10.3                Amendment No. 1 to Witness Systems, Inc. Amended and Restated Stock Incentive
                                      Plan.

                  23.1                Independent  Auditors' Consent and report on the financial statement schedule of KPMG
                                      LLP.

                  23.2                Consent of Morris, Manning & Martin, L.L.P. (included in Exhibit 5.1).

                  24.1                Powers of Attorney (included on signature page).


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